Exhibit 99.1

VeriFone Reports Results for the Third Quarter of Fiscal 2011

SAN JOSE, CA - September 6, 2011 – VeriFone Systems, Inc. (NYSE: PAY), the global leader in secure electronic payment solutions, today announced financial results for the three months ended July 31, 2011 (“Q3 FY11”).

Net revenues for Q3 FY11 were $317 million, compared to $292 million in the previous quarter and $261 million in the third quarter of fiscal year 2010 (“Q3 FY10”), a 21% year-over-year increase and the fifth straight quarter that net revenues grew more than 20% from the prior year.

Non-GAAP gross margins were 43% for Q3 FY11, compared to 43% in the prior quarter and 39% in Q3 FY10. GAAP gross margins for the latest quarter were 42% compared to 42% in the prior quarter and 37% in Q3 FY10.

Non-GAAP net income per diluted share for Q3 FY11 was $0.49, compared to $0.46 in the prior quarter and $0.36 for Q3 FY10, a 36% year-over-year increase. GAAP net income per diluted share for the latest quarter was $0.28, compared to $0.27 in the prior quarter and $0.21 in the year-earlier period. Cash balances increased $53 million in Q3 FY11 to $584 million.

“With the acquisition of Hypercom, VeriFone is stronger than at any point in our 30-year history,” said Douglas G. Bergeron, Chief Executive Officer. “We will continue to aggressively grow and develop innovative services and solutions in all regions of the world,” Mr. Bergeron continued. “We are well on our way to driving significant operating synergies and gross margin expansion through the elimination of overlapping expenses and through business process re-engineering.”

Highlights Since Last Earnings Release

On August 4, VeriFone announced the completion of its acquisition of Hypercom Corporation. It was also announced that Hypercom had divested its U.S., U.K., and Spain operations to private equity institutions immediately prior to the closing of the acquisition. The new and improved VeriFone represents tremendous geographic, product and services diversification. VeriFone expects the acquired Hypercom business to contribute in fiscal year 2012 non-GAAP revenue of approximately $350 million and non-GAAP fully diluted EPS of 20 to 25 cents.

VeriFone announced a new direct sales and service strategy for retailers, acquirers and processors in Germany, Italy, France, Spain, Austria and Switzerland. With the acquisition of Hypercom, VeriFone now fields a workforce of more than 500 direct sales, support and engineering personnel on the ground in these countries.

Customers will no longer be limited to the portfolio of offerings that local distributors choose to sell and support. The introduction of a direct model across continental Europe is expected to accelerate adoption of new VeriFone systems and services.

The Metropolitan Transportation Authority of New York City awarded a four-year $6.9 million contract to VeriFone for 1,000 TransitPAY systems to provide real-time bus tracking information for riders of Staten Island buses while supporting future payment applications. VeriFone will provide ruggedized on-bus hardware, software development, project management, installation and warranty and maintenance services across Staten Island’s fleet of buses. TransitPAY communicates real-time bus location details to an MTA-hosted server, which shares route details and arrival times with riders via SMS text message, website or bus shelter display.

Guidance for Fourth Quarter 2011

For the fourth quarter ending October 31, 2011, the company expects to report non-GAAP net revenues in the range of $395 million to $400 million and non-GAAP net income per diluted share in the range of $0.49 to $0.50. Such numbers imply full fiscal year 2011 non-GAAP net revenues of $1,289 million to $1,294 million and non-GAAP net income per diluted share of $1.88 to $1.89.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Systems, Inc. These risks and uncertainties include, but are not limited to: whether the proposed transactions described herein can be completed in a timely manner and whether the anticipated benefits of the proposed transaction can be achieved, our assumptions, judgments and estimates regarding the impact on our business of the continued uncertainty in the global economic environment and financial markets, our ability to identify and complete acquisitions and strategic investments and successfully integrate them into our business, whether the expected benefits of our business initiatives are achieved, our ability to protect against fraud, the status of our relationship with and condition of third parties such as our contract manufacturers and key suppliers upon whom we rely in the conduct of our business, our dependence on a limited number of customers, uncertainties related to the conduct of our business internationally, our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations, our dependence on a limited number of key employees, short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our payment solution offerings. The forward-looking statements in this press release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof. For a further list and description of such risks and uncertainties, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. VeriFone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

About VeriFone Systems, Inc. (www.verifone.com)

VeriFone Systems, Inc. (“VeriFone”) (NYSE: PAY) is the global leader in secure electronic payment solutions. VeriFone provides expertise, solutions and services that add value to the point of sale with merchant-operated, consumer-facing and self-service payment systems for the financial, retail, hospitality, petroleum, government and healthcare vertical markets. VeriFone solutions are designed to meet the needs of merchants, processors and acquirers in developed and emerging economies worldwide.

Additional Resources:

http://ir.verifone.com
Investor Contact:
Doug Reed
Treasurer and Vice President, Investor Relations
Tel: 408-232-7979
Email: ir@verifone.com

Editorial Contact:
Pete Bartolik
VeriFone Media Relations
Tel: 508-283-4112
Email: pete_bartolik@verifone.com

FINANCIAL MEASURES

     This press release and its attachments include several non-GAAP financial measures, including non-GAAP net revenues; non-GAAP cost of net revenues; non-GAAP gross profit; non-GAAP operating expenses; non-GAAP operating income; non-GAAP interest expense; non-GAAP interest income; non-GAAP other income (expense); non-GAAP income before income taxes; non-GAAP provision for income taxes, non-GAAP net income; non-GAAP net income per share as well as these non-GAAP financial measures as a percentage of net revenues. In order to assist investors, this press release provides consolidated statement of operations information on a non-GAAP basis, reflecting the adjustments made in the non-GAAP measures listed above.

     Reconciliations for the non-GAAP financial measures presented in this press release are provided at the end of this press release.

     Management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. Management believes that these non-GAAP financial measures help it to evaluate VeriFone’s performance and to compare VeriFone’s current results with those for prior periods as well as with the results of peer companies. VeriFone’s competitors may, due to differences in capital structure and investment history, record certain income and expense items, including interest, tax, depreciation, amortization, and other non-cash expenses, that differ significantly from VeriFone’s, in a manner that VeriFone’s management believes does not reflect underlying operating performance that is comparable to VeriFone’s. Management also uses these non-GAAP financial measures in VeriFone’s budget and planning process. Management also believes that the presentation of these non-GAAP financial measures is useful to investors in comparing VeriFone’s operating performance in any period with its performance in other periods and with the performance of other companies that represent alternative investment opportunities. These non-GAAP financial measures contain limitations and should be considered as a supplement to, and not as a substitute for, or superior to, disclosures made in accordance with GAAP.

     These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and may therefore differ from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures do not reflect all amounts and costs, such as employee stock-based compensation costs, cash that may be expended for future capital expenditures or contractual commitments, working capital needs, cash used to service interest or principal payments on VeriFone’s debt, income taxes and the related cash requirements, and restructuring charges, associated with VeriFone’s results of operations as determined in accordance with GAAP.

     Furthermore, VeriFone expects to continue to incur income and expense items that are similar to those that are eliminated in the non-GAAP adjustments described herein. Management compensates for these limitations by also relying on the comparable GAAP financial measures.

     Note A: Acquisition Related Expenses and Restructuring Costs. VeriFone adjusts certain revenues and expenses that are the result of acquisitions and restructurings. These adjustments include the amortization of purchased intangible assets, step-down in deferred revenue on acquisition and step-up in inventory on acquisition. These adjustments do not include the fair value adjustments relating to certain contracts acquired as part of an acquisition whereby third parties have yet to fulfill their contractual obligations. In addition, we adjust for the settlements of contingencies and true-up of balances established at the time of acquisition and other acquisition related charges (such as integration charges, certain interest charges and certain foreign currency impacts.) Acquisition related charges also result from events which arise from unforeseen circumstances which often occur outside of the ordinary course of business. Accordingly, VeriFone analyzes the performance of its operations without regard to such expenses. In determining whether any acquisition related revenue or expense adjustment is appropriate, VeriFone takes into consideration, among other things, how such adjustment would or would not aid the understanding of the performance of its operations.

     Note B: Other Charges and Income. VeriFone excludes certain expenses and income that are the result of either unique or unplanned events that are noted below. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financials, these expenses may limit the comparability of our on-going operations with prior and future periods.

·	Post-restatement incremental professional services fees, which include those fees that are incurred for incremental procedures for preparation, review and audit of financial information prior to remediation of any deficiencies, including material weaknesses, in our internal control over financial reporting, and to assist in remediation, are excluded from general and administrative expenses. These incremental fees enable management to conclude that our consolidated financial statements are in accordance with GAAP.

·	Gains or losses on financial transactions that result from unforeseen circumstances and typically occur outside of the ordinary course of business are excluded from Other income (expense), net to ensure comparability between periods.

·	Non-cash interest expense recorded relating to the adoption of ASC 470-20, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (including partial cash settlement) is excluded to promote comparability of our non-GAAP financial results with prior and future periods and best reflects our on-going operations.

·	Income taxes are adjusted for the tax effect of excluding items related to our non-GAAP financial measures, in order to provide our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our business.

Because of these factors, we assess our operating performance with these amounts included and excluded, and by providing this information, we believe that users of our financial statements are better able to understand the financial results of what we consider to be our continuing operations.

     Note C: Stock-Based Compensation Related Items. Our non-GAAP financial measures eliminate the effect of expense for stock-based compensation because they are non-cash expenses that management believes are not reflective of ongoing operating results. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types which affect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Stock-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. In contrast the expense associated with an award of an option is unrelated to the amount of compensation ultimately received by the employee; and the cost to the company is based on valuation methodology and underlying assumptions that may vary over time and does not reflect any cash expenditure by the company. Furthermore, the expense associated with granting an employee an option is spread over multiple years and may be reversed based on forfeitures which may differ from our original assumptions unlike cash compensation expense which is typically recorded contemporaneously with the time of award or payment.

     Note D: Non-GAAP Net Income per Share Items. VeriFone provides basic and diluted non-GAAP net income per share. The basic non-GAAP net income per share amount was calculated based on our non-GAAP net income and the weighted average number of shares outstanding during the reporting period. The diluted non-GAAP net income per share included additional dilution from potential issuance of common stock, except when such issuances would be anti-dilutive. For diluted non-GAAP net income per share, we have reduced the diluted share count for shares that would be delivered to us pursuant to hedge transactions that we believe will be effective upon conversion of the currently outstanding Senior Convertible Notes (the “Notes”) due in June 2012. Under GAAP, shares delivered to us in hedge transactions are not considered offsetting shares in the fully diluted share calculation until they are actually delivered.

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

(UNAUDITED)

	Three Months Ended July 31,			Nine Months Ended July 31,

	2011	2010	Change (1)	2011	2010	Change (1)

Net revenues:

System Solutions	$ 253,659	$213,091	19.0%	$714,700	$600,653	19.0%

Services	63,292	48,364	30.9%	178,462	124,914	42.9%

Total net revenues	316,951	261,455	21.2%	893,162	725,567	23.1%

Cost of net revenues:

System Solutions	148,138	133,875	10.7%	418,301	370,703	12.8%

Amortization of purchased intangible assets	2,483	4,455	-44.3%	10,056	13,725	-26.7%

Total cost of Systems Solutions net revenues	150,621	138,330	8.9%	428,357	384,428	11.4%

Services	34,718	27,630	25.7%	99,117	74,528	33.0%

Total cost of net revenues	185,339	165,960	11.7%	527,474	458,956	14.9%

Gross profit	131,612	95,495	37.8%	365,688	266,611	37.2%

Operating expenses:

Research and development	27,457	18,888	45.4%	74,501	53,799	38.5%

Sales and marketing	32,769	24,145	35.7%	92,214	67,035	37.6%

General and administrative	28,657	21,327	34.4%	79,716	61,488	29.6%

Amortization of purchased intangible assets	1,980	3,544	-44.1%	5,959	11,641	-48.8%

Total operating expenses	90,863	67,904	33.8%	252,390	193,963	30.1%

Operating income	40,749	27,591	47.7%	113,298	72,648	56.0%

Interest expense	(7,963)	(7,468)	6.6%	(22,998)	(21,856)	5.2%

Interest income	479	334	43.4%	1,049	888	18.1%

Other income, net	6,154	1,478	nm	5,931	700	nm

Income before income taxes	39,419	21,935	79.7%	97,280	52,380	85.7%

Provision for income taxes	13,072	3,396	284.9%	13,702	2,995	357.5%

Net income	$26,347	$18,539	42.1%	$83,578	$49,385	69.2%

Net income per share:

Basic	$0.29	$0.22		$0.95	$0.58

Diluted	$0.28	$0.21		$0.90	$0.57

Weighted average shares used in computing net
income per share:

Basic	89,602	85,214		88,368	84,970

Diluted	93,322	87,671		92,690	87,272

(1) "nm" means not meaningful

	VERIFONE SYSTEMS, INC. AND SUBSIDIARIES

	GEOGRAPHIC REVENUE INFORMATION

	(IN THOUSANDS, EXCEPT PERCENTAGES)

	(UNAUDITED)

				Change		Nine Months Ended July 31,

	Q3 2011	Q2 2011	Q3 2010	% SEQ Inc	% YoY Inc	2011	2010	% YoY Inc

United States and Canada	$121,807	$120,734	$123,211	0.9%	-1.1%	$370,845	$318,765	16.3%

Europe	97,032	93,263	62,120	4.0%	56.2%	269,002	198,031	35.8%

Latin America	64,961	56,217	52,806	15.6%	23.0%	171,309	143,917	19.0%

Asia	33,151	22,232	23,318	49.1%	42.2%	82,006	64,854	26.4%

GAAP Total net revenues	$316,951	$292,446	$261,455	8.4%	21.2%	$893,162	$725,567	23.1%

Amortization of step-down in deferred revenue on acquisition

United States and Canada	29	(106)	-			97	-

Europe	174	434	-			608	-

Asia	1	2	-			4	-

United States and Canada	$121,836	$120,628	$123,211	1.0%	-1.1%	$370,942	$318,765	16.4%

Europe	97,206	93,697	62,120	3.7%	56.5%	269,610	198,031	36.1%

Latin America	64,961	56,217	52,806	15.6%	23.0%	171,309	143,917	19.0%

Asia	33,152	22,234	23,318	49.1%	42.2%	82,010	64,854	26.5%

Non-GAAP Total net revenues	$317,155	$292,776	$261,455	8.3%	21.3%	$893,871	$725,567	23.2%

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	July 31,	October 31,

	2011	2010

Assets

Current assets:

Cash and cash equivalents	$584,200	$445,137

Accounts receivable, net	221,028	132,988

Inventories	109,861	111,901

Other current assets	93,251	71,065

Total current assets	1,008,340	761,091

Property, plant and equipment, net	46,035	46,007

Purchased intangible assets, net	72,711	50,121

Goodwill	207,671	169,322

Other assets	46,730	48,785

Total assets	$1,381,487	$1,075,326

Liabilities and Equity

Current liabilities:

Accounts payable	$104,238	$64,016

Income taxes payable	7,823	651

Deferred revenue, net	57,555	55,264

Other current liabilities	150,084	134,595

Short-term debt	268,043	5,280

Total current liabilities	587,743	259,806

Deferred revenue, net	26,983	22,344

Long-term debt	212,984	468,231

Other long-term liabilities	132,068	117,482

Noncontrolling interest	1,388	1,438

Total stockholders' equity	420,321	206,025

Total liabilities and equity	$1,381,487	$1,075,326

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Nine Months Ended July 31,

	2011	2010

Cash flows from operating activities

Net income	$83,578	$49,385

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization, net	24,205	35,660

Stock-based compensation	25,107	14,144

Non-cash interest expense	11,560	10,733

Gain on bargain purchase of business	(1,772)	-

Deferred income taxes	1,744	(1,036)

Gain on adjustments to acquisition related balances	(2,144)	(613)

Other	(238)	(1,263)

Net cash provided by operating activities before changes in working capital	142,040	107,010

Changes in operating assets and liabilities:

Accounts receivable, net	(62,866)	31,310

Inventories	8,280	(15,294)

Other assets	(17,388)	(24,094)

Accounts payable	31,975	(16,319)

Income taxes payable	6,315	558

Deferred revenues, net	5,468	7,194

Other liabilities	7,830	11,623

Net cash provided by operating activities	121,654	101,988

Cash flows from investing activities

Purchases of property, plant and equipment	(8,478)	(6,033)

Software development costs capitalized	(810)	(2,384)

Acquisitions of businesses, net of cash acquired	(10,756)	(1,896)

Purchase of equity investment	-	(5,000)

Other	750	1,632

Net cash used in investing activities	(19,294)	(13,681)

Cash flows from financing activities

Repayments of debt and advances against banker's acceptances	(8,024)	(9,536)

Proceeds from debt and advances against banker's acceptances	73	3,561

Proceeds from issuance of common stock through employee equity incentive plans	41,152	6,324

Acquisition of business-noncontrolling interest	-	(11,740)

Other	276	-

Net cash provided by (used in) financing activities	33,477	(11,391)

Effect of foreign currency exchange rate changes on cash and cash equivalents	3,226	(1,450)

Net increase in cash and cash equivalents	139,063	75,466

Cash and cash equivalents, beginning of period	445,137	324,996

Cash and cash equivalents, end of period	$584,200	$400,462

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

(UNAUDITED)

					Nine Months Ended July 31,

		Q3 2011	Q2 2011	Q3 2010	2011	2010

GAAP Net revenues - System Solutions		$253,659	$235,334	$213,091	$714,700	$600,653

Non-GAAP Net revenues - System Solutions		$253,659	$235,334	$213,091	$714,700	$600,653

GAAP Net revenues - Services		$63,292	$57,112	$48,364	$178,462	$124,914

Amortization of step-down in deferred revenue on acquisition	A	204	330	-	709	-

Non-GAAP Net revenues - Services		$63,496	$57,442	$48,364	$179,171	$124,914

GAAP Net revenues		$316,951	$292,446	$261,455	$893,162	$725,567

Amortization of step-down in deferred revenue on acquisition	A	204	330	-	709	-

Non-GAAP Net revenues		$317,155	$292,776	$261,455	$893,871	$725,567

GAAP Cost of net revenues - System Solutions		$150,621	$137,596	$138,330	$428,357	$384,428

Stock-based compensation	C	(380)	(351)	(307)	(1,083)	(659)

Acquisition related and Restructuring costs	A	(134)	(586)	(76)	(746)	(210)

Amortization of purchased intangible assets	A	(2,483)	(2,937)	(4,455)	(10,056)	(13,725)

Non-GAAP Cost of net revenues - System Solutions		$147,624	$133,722	$133,492	$416,472	$369,834

GAAP Cost of net revenues - Services		$34,718	$32,265	$27,630	$99,117	$74,528

Stock-based compensation	C	(53)	(41)	(5)	(141)	(61)

Acquisition related and Restructuring costs	A	33	(133)	2	(95)	(93)

Amortization of purchased intangible assets	A	(204)	(228)	(669)	(657)	(1,534)

Non-GAAP Cost of net revenues - Services		$34,494	$31,863	$26,958	$98,224	$72,840

GAAP Gross profit - System Solutions		$103,038	$97,738	$74,761	$286,343	$216,225

Stock-based compensation	C	380	351	307	1,083	659

Acquisition related and Restructuring costs	A	134	586	76	746	210

Amortization of purchased intangible assets	A	2,483	2,937	4,455	10,056	13,725

Non-GAAP Gross profit - System Solutions		$106,035	$101,612	$79,599	$298,228	$230,819

GAAP System Solutions gross margins		40.6%	41.5%	35.1%	40.1%	36.0%

Stock-based compensation as a % of System Solutions net
revenues	C	0.1%	0.1%	0.1%	0.2%	0.1%

Acquisition related and Restructuring costs as a % of System	A
Solutions net revenues		0.1%	0.2%	0.0%	0.1%	0.0%

Amortization of purchased intangible assets as a % of System
Solutions net revenues	A	1.0%	1.2%	2.1%	1.4%	2.3%

Non-GAAP System Solutions gross margins		41.8%	43.2%	37.4%	41.7%	38.4%

GAAP Gross profit - Services		$28,574	$24,847	$20,734	$79,345	$50,386

Amortization of step-down in deferred revenue on acquisition	A	204	330	-	709	-

Stock-based compensation	C	53	41	5	141	61

Acquisition related and Restructuring costs	A	(33)	133	(2)	95	93

Amortization of purchased intangible assets	A	204	228	669	657	1,534

Non-GAAP Gross profit - Services		$29,002	$25,579	$21,406	$80,947	$52,074

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

(UNAUDITED)

					Nine Months Ended July 31,

		Q3 2011	Q2 2011	Q3 2010	2011	2010

GAAP Services gross margins		45.1%	43.5%	42.9%	44.5%	40.3%

Amortization of step-down in deferred revenue on acquisition as
a % of Services net revenues	A	0.3%	0.6%	0.0%	0.4%	0.0%

Stock-based compensation as a % of Services net revenues	C	0.1%	0.1%	0.0%	0.1%	0.0%

Acquisition related and Restructuring costs as a % of Services	A
net revenues		-0.1%	0.2%	0.0%	0.1%	0.1%

Amortization of purchased intangible assets as a % of Services
net revenues	A	0.3%	0.4%	1.4%	0.4%	1.2%

Non-GAAP Services gross margins		45.7%	44.5%	44.3%	45.2%	41.7%

GAAP Gross profit		$131,612	$122,585	$95,495	$365,688	$266,611

Amortization of step-down in deferred revenue on acquisition	A	204	330	-	709	-

Stock-based compensation	C	433	392	312	1,224	720

Acquisition related and Restructuring costs	A	101	719	74	841	303

Amortization of purchased intangible assets	A	2,687	3,165	5,124	10,713	15,259

Non-GAAP Gross profit		$135,037	$127,191	$101,005	$379,175	$282,893

GAAP Gross margins		41.5%	41.9%	36.5%	40.9%	36.7%

Amortization of step-down in deferred revenue on acquisition as
a % of net revenues	A	0.1%	0.1%	0.0%	0.1%	0.0%

Stock-based compensation as a % of net revenues	C	0.1%	0.1%	0.1%	0.1%	0.1%

Acquisition related and Restructuring costs as a % of net	A
revenues		0.0%	0.2%	0.0%	0.1%	0.0%

Amortization of purchased intangible assets as a % of net
revenues	A	0.8%	1.1%	2.0%	1.2%	2.1%

Non-GAAP Gross margins		42.6%	43.4%	38.6%	42.4%	39.0%

GAAP Research and development		$27,457	$25,402	$18,888	$74,501	$53,799

Stock-based compensation	C	(1,001)	(939)	(659)	(2,816)	(1,926)

Acquisition related and Restructuring costs	A	(12)	(7)	10	(23)	10

Non-GAAP Research and development		$26,444	$24,456	$18,239	$71,662	$51,883
Non-GAAP Research and development as a % of net revenues		8.3%	8.4%	7.0%	8.0%	7.2%

GAAP Sales and marketing		$32,769	$31,139	$24,145	$92,214	$67,035

Stock-based compensation	C	(3,330)	(3,550)	(2,201)	(9,909)	(6,044)

Acquisition related and Restructuring costs	A	(1,096)	(93)	(10)	(1,356)	(10)

Non-GAAP Sales and marketing		$28,343	$27,496	$21,934	$80,949	$60,981
Non-GAAP Sales and marketing as a % of net revenues		8.9%	9.4%	8.4%	9.1%	8.4%

GAAP General and administrative and amortization of purchased
intangible assets		$30,637	$28,706	$24,871	$85,675	$73,129

Stock-based compensation	C	(3,586)	(4,435)	(2,290)	(11,158)	(5,454)

Other charges - SOX remediation	B	-	-	-	-	(1,094)

Acquisition related and Restructuring costs	A	(5,537)	(3,524)	(912)	(11,820)	(2,148)

Amortization of purchased intangible assets	A	(1,980)	(1,665)	(3,544)	(5,959)	(11,641)

Non-GAAP General and administrative		$19,534	$19,082	$18,125	$56,738	$52,792
Non-GAAP General and administrative as a % of net revenues		6.2%	6.5%	6.9%	6.3%	7.3%

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

(UNAUDITED)

					Nine Months Ended July 31,

		Q3 2011	Q2 2011	Q3 2010	2011	2010

GAAP Operating expenses		$90,863	$85,247	$67,904	$252,390	$193,963

Stock-based compensation	C	(7,917)	(8,924)	(5,150)	(23,883)	(13,424)

Other charges - SOX remediation	B	-	-	-	-	(1,094)

Acquisition related and Restructuring costs	A	(6,645)	(3,624)	(912)	(13,199)	(2,148)

Amortization of purchased intangible assets	A	(1,980)	(1,665)	(3,544)	(5,959)	(11,641)

Non-GAAP Operating expenses		$74,321	$71,034	$58,298	$209,349	$165,656
Non-GAAP Operating expenses as a % of net revenues		23.4%	24.3%	22.3%	23.4%	22.8%

GAAP Operating income		$40,749	$37,338	$27,591	$113,298	$72,648

Amortization of step-down in deferred revenue on acquisition	A	204	330	-	709	-

Stock-based compensation	C	8,350	9,316	5,462	25,107	14,144

Other charges - SOX remediation	B	-	-	-	-	1,094

Acquisition related and Restructuring costs	A	6,746	4,343	986	14,040	2,451

Amortization of purchased intangible assets	A	4,667	4,830	8,668	16,672	26,900

Non-GAAP Operating income		$60,716	$56,157	$42,707	$169,826	$117,237

GAAP Operating margin		12.9%	12.8%	10.6%	12.7%	10.0%

Amortization of step-down in deferred revenue on acquisition as
a % of net revenues	A	0.1%	0.1%	0.0%	0.1%	0.0%

Stock-based compensation as a % of net revenues	C	2.6%	3.2%	2.1%	2.8%	1.9%

Other charges - SOX remediation as a % of net revenues	B	0.0%	0.0%	0.0%	0.0%	0.2%

Acquisition related and Restructuring costs as a % of net	A
revenues		2.1%	1.5%	0.4%	1.6%	0.3%

Amortization of purchased intangible assets as a % of net
revenues	A	1.5%	1.7%	3.3%	1.9%	3.7%

Non-GAAP Operating margin		19.1%	19.2%	16.3%	19.0%	16.2%

GAAP Interest expense		$(7,963)	$(7,465)	$(7,468)	$(22,998)	$(21,856)

Acquisition related interest charges	A	671	474	453	1,611	1,258

Non-cash interest expense	B	3,961	3,762	3,677	11,542	10,733

Non-GAAP Interest expense		$(3,331)	$(3,229)	$(3,338)	$(9,845)	$(9,865)

GAAP Interest income		$479	$287	$334	$1,049	$888

Non-GAAP Interest income		$479	$287	$334	$1,049	$888

GAAP Other income (expense), net		$6,154	$(1,874)	$1,478	$5,931	$700

Acquisition related costs	A	(1,245)	2,289	(1,277)	(1,133)	(2,622)

Non-operating gains	B	(5,196)	-	-	(5,196)	(61)

Non-GAAP Other income (expense), net		$(287)	$415	$201	$(398)	$(1,983)

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

(UNAUDITED)

					Nine Months Ended July 31,

		Q3 2011	Q2 2011	Q3 2010	2011	2010

Non-GAAP Income before income taxes		$57,577	$53,630	$39,904	$160,632	$106,277

GAAP Provision for income taxes		$13,072	$3,086	$3,396	$13,702	$2,995

Income tax effect of non-GAAP exclusions	B	(1,557)	7,640	4,585	18,424	23,570

Non-GAAP Provision for income taxes (a)		$11,515	$10,726	$7,981	$32,126	$26,565
Non-GAAP Income tax rate (a)		20%	20%	20%	20%	25%

GAAP Net income		$26,347	$25,200	$18,539	$83,578	$49,385

Amortization of step-down in deferred revenue on acquisition	A	204	330	-	709	-

Stock-based compensation	C	8,350	9,316	5,462	25,107	14,144

Other charges - SOX remediation	B	-	-	-	-	1,094

Acquisition related and Restructuring costs	A	6,172	7,106	162	14,518	1,087

Amortization of purchased intangible assets	A	4,667	4,830	8,668	16,672	26,900

Non-cash interest expense	B	3,961	3,762	3,677	11,542	10,733

Non-operating gains	B	(5,196)	-	-	(5,196)	(61)

Income tax effect of non-GAAP exclusions	B	1,557	(7,640)	(4,585)	(18,424)	(23,570)

Total Non-GAAP Net income		$46,062	$42,904	$31,923	$128,506	$79,712

Non-GAAP Net income per share:

Basic	D $	0.51	$0.49	$0.37	$1.45	$0.94

Diluted	D $	0.49	$0.46	$0.36	$1.39	$0.91

Weighted average shares used in computing GAAP net income per share:

Basic		89,602	88,418	85,214	88,368	84,970

Diluted		93,322	93,434	87,671	92,690	87,272

Hedge on Convertible Notes Dilution	D	(31)	(387)	-	(139)	-

Non-GAAP Diluted shares used in computing net income per
share		93,291	93,047	87,671	92,551	87,272

GAAP Net income as a % of net revenues		8.3%	8.6%	7.1%	9.4%	6.8%

Amortization of step-down in deferred revenue on acquisition as a
% of net revenues	A	0.1%	0.1%	0.0%	0.1%	0.0%

Stock-based compensation as a % of net revenues	C	2.6%	3.2%	2.1%	2.8%	1.9%

Other charges - SOX remediation as a % of net revenues	B	0.0%	0.0%	0.0%	0.0%	0.2%

Acquisition related and Restructuring costs as a % of net	A
revenues		1.9%	2.4%	0.1%	1.6%	0.1%

Amortization of purchased intangible assets as a % of net
revenues	A	1.5%	1.7%	3.3%	1.9%	3.7%

Non-cash interest expense as a % of net revenues	B	1.2%	1.3%	1.4%	1.3%	1.5%

Non-operating gains as a % of net revenues	B	-1.6%	0.0%	0.0%	-0.6%	0.0%

Income tax effect of non-GAAP exclusions as a % of net
revenues	B	0.5%	-2.6%	-1.8%	-2.1%	-3.2%

Total Non-GAAP Net income as a % of non-GAAP net revenues		14.5%	14.7%	12.2%	14.4%	11.0%

(a) The Non-GAAP tax rate used in our Non-GAAP reconciliation was changed beginning the fiscal third quarter 2010 from 28% to 20%.